EXHIBIT 4(G)

                     Execution Counterpart


              SECOND AMENDMENT TO REVOLVING CREDIT
                      AND TERM LOAN AGREEMENT




     THIS SECOND AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Second Amendment") is entered into as of this 25th day of May, 1995 by and among GOLDEN POULTRY COMPANY, INC., a Georgia corporation ("Borrower") and TRUST COMPANY BANK, a Georgia banking corporation ("Lender").

                      W I T N E S S E T H:

     WHEREAS, Borrower and Lender have entered into that certain Revolving Credit and Term Loan Agreement, dated as of May 25, 1993, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement, dated as of May 25, 1994 (as amended, the "Agreement"); and

     WHEREAS, Borrower and Lender desire to further amend the Agreement so as to extend the term of the revolving credit for a period of one additional year, and to make certain other corresponding changes;

     NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               1.

     Section 2.6 of Article 2 is hereby amended by superseding the existing section in its entirety and substituting in lieu thereof the following paragraph:

          "2.6.     Revolving Credit Period, Conversion Date
and Termination Date. The unpaid principal balance and all accrued and unpaid interest on the Revolving Credit Note will be due and payable upon the first of the following dates or events to occur: (i) acceleration of the maturity of the Revolving Credit Note in accordance with the remedies contained in Section 7.2 of this Agreement; or (ii) upon the expiration of the Revolving Credit on the four year anniversary of the Closing Date, unless otherwise extended pursuant to clause (c) below (the four year anniversary of the Closing Date or such later date to which the Revolving Credits has been extended hereinafter referred to as the "Termination Date").

               Provided no Default or Event of Default has occurred:

               (a)  The Revolving Credit shall be in full
          force and effect for a period of four years from the Closing Date (the "Revolving Period").

               (b)  On the four year anniversary of the
          Closing Date (the "Conversion Date"), the Borrower shall have the one-time right to satisfy in full or in part its obligation to repay the then outstanding Borrowings by executing and delivering to the Lender the Term Note in accordance with Section 2.8 hereof (the "Conversion Date").

               (c) Lender, solely at its option, may extend the Revolving Period in the manner set forth in this clause (c) on the four year anniversary of the Closing Date, and on each subsequent anniversary of such date (an "Extension Date") for a period of either one (1) year or two (2) years after the date on which the Revolving Period would have expired.
          At any time prior to the 60th day prior to any Extension Date, Borrower may request that Lender extend the term of the Revolving Period for either one year or two years from the applicable Extension Date by written notice to Lender given in accordance with the provisions of Section 8.2 hereof. Within twenty (20) Business Days from Lender's receipt of such notice from Borrower, Lender shall notify Borrower of the decision with respect to such extension. If Lender elects not to extend the Revolving Period the Revolving Period shall not be extended and the Revolving Credits shall expire on the Termination Date. Notwithstanding the foregoing, Lender shall have no obligation to extend the Revolving Period and may extend the Revolving Period on such terms and conditions as Lender shall, in its sole discretion, determine."

                               2.

     Exhibits A and B to the Agreement are hereby superseded and the exhibits attached hereto are substituted in lieu thereof.

                               3.

     The Agreement, as amended by the Second Amendment, shall remain in full force and effect in accordance with the terms thereof in effect prior to this Second Amendment to the extent not inconsistent with this Second Amendment. The Agreement, as amended by the Second Amendment, is hereby reaffirmed and restated on the date hereof; furthermore, nothing contained herein shall be construed as a waiver or modification of existing rights or obligations under the Agreement. From and after the date hereof, references to the Agreement shall be deemed to be references to the Agreement as amended to the date hereof by the Second Amendment.

                               4.

     All of the representations and warranties set forth in
Article 4 of the Agreement are true and correct on the date hereof. No Default or Event of Default, as defined by the Agreement, exists under the Agreement as of the date hereof.

                               5.

     This Second Amendment shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                               6.

     This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                               7.

     This Second Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

                         GOLDEN POULTRY COMPANY, INC.

                         By:   /s/ Langley J. Thomas, Jr.
                         Title:  Treasurer/Chief Financial
                              Officer

                         Attest:  /s/ J. David Dyson
                         Title:  Assistant Secretary
                                        [CORPORATE SEAL]

                         TRUST COMPANY BANK

                         By:   /s/ David W. Penter
                         Title:  Vice President

                         By:    /s/ Laura J. Sanders
                         Title:  Assistant Vice President

                            EXHIBIT A
                  FORM OF REVOLVING CREDIT NOTE

                                   Principal:  $20,000,000.00
                                   Date:  May 25, 1995
                                   Place:  Atlanta, Georgia

          FOR VALUE RECEIVED, the undersigned GOLDEN POULTRY COMPANY, INC., a Georgia corporation whose principal place of business is located at 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346 (the "Maker"), hereby promises to pay to the order of TRUST COMPANY BANK, a Georgia banking corporation (the "Payee;" the Payee and all subsequent holders hereof hereafter referred to as the "Holder"), without grace, at its principal office at One Park Place, Atlanta, Georgia 30303, or at such other place as the holder hereof may designate, on the lesser of the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or so much thereof as is then outstanding hereunder, in immediately available funds in lawful money of the United States of America.

          In addition to principal, the Maker agrees to pay interest on the principal amount outstanding hereunder from time to time. Interest shall accrue from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, shall be paid in immediately available funds in lawful money of the United States of America, shall be computed in accordance with the terms of the Agreement, as hereinafter defined, and shall be calculated on the daily outstanding principal balance hereunder at an annual rate of interest in accordance with the terms of the Agreement, as hereinafter defined.

          In addition to principal and interest, the Maker agrees to pay all costs of collection, including, without limitation, actual attorneys' fees reasonably incurred if the indebtedness evidenced hereby is collected by or through an attorney-at-law.

          This Revolving Credit Note is given in accordance with the terms and conditions of that certain Revolving Credit and Term Loan Agreement, dated as of May 25, 1993, by and between the Maker and the Payee, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement, dated as of May 25, 1994, and as further amended by that certain Second Amendment to Revolving Credit and Term Loan Agreement, dated as of May 25, 1995 (collectively, and as the same may be further amended or otherwise modified, the "Agreement"), and the Holder is and shall be entitled to the benefits of the security provided for therein. Upon the occurrence of an Event of Default as specified in Article 7 of the Agreement, the unpaid balance hereof, including principal and accrued and unpaid interest shall be immediately due and payable as provided for in the Agreement and the interest rate on the unpaid amount from such date until the date of final payment shall be equal to the interest rate then in effect plus two percent (2%) per annum (the "Default Rate"). Otherwise, all principal and unpaid accrued interest shall be due and payable in accordance with the terms of the Agreement.

          This Revolving Credit Note may be prepaid in whole or in part on the terms and provisions set forth in Section
2.5 of the Agreement.

          No delay or failure on the part of the Payee or other Holder in the exercise of any right, power or privilege granted under this Revolving Credit Note or the Agreement, or otherwise available by agreement, at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any event of default or any acquiescence therein.
No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Holder unless made in writing and signed by the Holder, and then only to the extent expressly specified therein.

          IT IS HEREBY EXPRESSLY AGREED that if from any circumstances whatsoever fulfillment of any provision of this Revolving Credit Note at the time performance of such provision shall be due shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Revolving Credit Note that is in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

          TIME IS OF THE ESSENCE HEREUNDER.  This Revolving
Credit Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Georgia.

          PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND
PROTEST ARE HEREBY WAIVED.

          IN WITNESS WHEREOF, the Maker, through its duly authorized agent or representative, has hereunto set its hand and affixed its seal as of the date first above written.
                         MAKER:
                         GOLDEN POULTRY COMPANY, INC.

                         By:  ______________________
                         Name:
                         Title:  ____________________

                         Attest:  _________________
                         Name:__________________
                         Title:
                              [CORPORATE SEAL]

                            EXHIBIT B

                        FORM OF TERM NOTE

                                   Principal:_________
                                   Date:_____________
                                   Place:  Atlanta, Georgia


          FOR VALUE RECEIVED, the undersigned GOLDEN POULTRY COMPANY, INC., a Georgia corporation whose principal place of business is located at 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346 (the "Maker") hereby promises to pay to the order of TRUST COMPANY BANK, a Georgia banking corporation (the "Payee;" the Payee and all subsequent holders hereof hereafter referred to as the "Holder"), without grace, at its principal office at One Park Place, Atlanta, Georgia 30303, or at such other place as the holder hereof may designate, on the lesser of the principal sum of __________________________ ($____________), in immediately available funds in lawful money of the United States of America.

          In addition to principal, the Maker agrees to pay interest on the principal amount outstanding hereunder from time to time. Interest shall accrue from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, shall be paid in immediately available funds in lawful money of the United States of America, shall be computed in accordance with the terms of the Agreement, as hereinafter defined, and shall be calculated on the daily outstanding principal balance hereunder at an annual rate of interest in accordance with the terms of the Agreement, as hereinafter defined.

          In addition to principal and interest, the Maker agrees to pay all costs of collection, including, without limitation, actual attorneys' fees reasonably incurred if the indebtedness evidenced hereby is collected by or through an attorney-at-law.

          This Term Note is given in accordance with the terms and conditions of that certain Revolving Credit and Term Loan Agreement, dated as of May 25, 1993, by and between the Maker and the Payee, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement, dated as of May 25, 1994, and as further amended by that certain Second Amendment to Revolving Credit and Term Loan Agreement, dated as of May 25, 1995 (collectively, and as the same may be further amended or otherwise modified, the "Agreement"), and the Holder is and shall be entitled to the benefits of the security provided for therein. Upon the occurrence of an Event of Default as specified in Article 7 of the Agreement, the unpaid balance hereof, including principal and accrued and unpaid interest shall be immediately due and payable as provided for in the Agreement and the interest rate on the unpaid amount from such date until the date of final payment shall be equal to the interest rate then in effect plus two percent (2%) per annum (the "Default Rate"). Otherwise, all principal and unpaid accrued interest shall be due and payable in accordance with the terms of the Agreement.

          This Term Note may be prepaid in whole or in part on the terms and provisions set forth in Section 2.5 of the Agreement.

          No delay or failure on the part of the Payee or other Holder in the exercise of any right, power or privilege granted under this Term Note or the Agreement, or otherwise available by agreement, at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any event of default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Holder unless made in writing and signed by the Holder, and then only to the extent expressly specified therein.

          IT IS HEREBY EXPRESSLY AGREED that if from any circumstances whatsoever fulfillment of any provision of this Term Note at the time performance of such provision shall be due shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Term Note that is in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

          TIME IS OF THE ESSENCE HEREUNDER. This Term Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Georgia.

          PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND
PROTEST ARE HEREBY WAIVED.

          IN WITNESS WHEREOF, the Maker, through its duly authorized agent or representative, has hereunto set its hand and affixed its seal as of the date first above written.
                         MAKER:

                         GOLDEN POULTRY COMPANY, INC.

                         By:
                         Name:_______________________
                         Title: _______________________

                         Attest: _________________
                         Name:_________________
                         Title:

                                   [CORPORATE SEAL]

                      REVOLVING CREDIT NOTE


                                   Principal:  $20,000,000.00
                                   Date:  May 25, 1995
                                   Place:  Atlanta, Georgia

          FOR VALUE RECEIVED, the undersigned GOLDEN POULTRY COMPANY, INC., a Georgia corporation whose principal place of business is located at 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346 (the "Maker"), hereby promises to pay to the order of TRUST COMPANY BANK, a Georgia banking corporation (the "Payee;" the Payee and all subsequent holders hereof hereafter referred to as the "Holder"), without grace, at its principal office at One Park Place, Atlanta, Georgia 30303, or at such other place as the holder hereof may designate, on the lesser of the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or so much thereof as is then outstanding hereunder, in immediately available funds in lawful money of the United States of America.

          In addition to principal, the Maker agrees to pay interest on the principal amount outstanding hereunder from time to time. Interest shall accrue from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, shall be paid in immediately available funds in lawful money of the United States of America, shall be computed in accordance with the terms of the Agreement, as hereinafter defined, and shall be calculated on the daily outstanding principal balance hereunder at an annual rate of interest in accordance with the terms of the Agreement, as hereinafter defined.

          In addition to principal and interest, the Maker agrees to pay all costs of collection, including, without limitation, actual attorneys' fees reasonably incurred if the indebtedness evidenced hereby is collected by or through an attorney-at-law.

          This Revolving Credit Note is given in accordance with the terms and conditions of that certain Revolving Credit and Term Loan Agreement, dated as of May 25, 1993, by and between the Maker and the Payee, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement, dated as of May 25, 1994, and as further amended by that certain Second Amendment to Revolving Credit and Term Loan Agreement, dated as of May 25, 1995 (collectively, and as the same may be further amended or otherwise modified, the "Agreement"), and the Holder is and shall be entitled to the benefits of the security provided for therein. Upon the occurrence of an Event of Default as specified in Article 7 of the Agreement, the unpaid balance hereof, including principal and accrued and unpaid interest shall be immediately due and payable as provided for in the Agreement and the interest rate on the unpaid amount from such date until the date of final payment shall be equal to the interest rate then in effect plus two percent (2%) per annum (the "Default Rate"). Otherwise, all principal and unpaid accrued interest shall be due and payable in accordance with the terms of the Agreement.

          This Revolving Credit Note may be prepaid in whole or in part on the terms and provisions set forth in Section
2.5 of the Agreement.

          No delay or failure on the part of the Payee or other Holder in the exercise of any right, power or privilege granted under this Revolving Credit Note or the Agreement, or otherwise available by agreement, at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any event of default or any acquiescence therein.
No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Holder unless made in writing and signed by the Holder, and then only to the extent expressly specified therein.

          IT IS HEREBY EXPRESSLY AGREED that if from any circumstances whatsoever fulfillment of any provision of this Revolving Credit Note at the time performance of such provision shall be due shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Revolving Credit Note that is in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

          TIME IS OF THE ESSENCE HEREUNDER.  This Revolving
Credit Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Georgia.

          PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND
PROTEST ARE HEREBY WAIVED.

          IN WITNESS WHEREOF, the Maker, through its duly authorized agent or representative, has hereunto set its hand and affixed its seal as of the date first above written.
                         MAKER:

                         GOLDEN POULTRY COMPANY, INC.

                         By:
                         Name:_______________________
                         Title:  _______________________


                         Attest:  ___________________
                         Name:
                         Title:  ____________________

                                   [CORPORATE SEAL]